Filed Pursuant to Rule 433
Dated April 3, 2006
Registration Statement No. 333-132201

Toyota Motor Credit Corporation
10NC4 - Executed Terms as of April 3, 2006

Structure: 10NC4 One-Time Step Up
Pricing Date: April 7, 2006
Settlement Date: April 12, 2006
Maturity Date: April 12, 2016
Call Date: April 12, 2010 and at each semi-annual payment date thereafter, with 10 calendar days notice
Call Price: 100.000%
Minimum Principal Amount: $10,000,000
Form of Note: MTN
CUSIP: 89233PXY7

Bond Transaction Details
Coupon Accrual Periods and Coupon Rates:
	04/12/06 - 04/12/10			5.450%
	04/12/10 to but excluding 04/12/16	6.000%
Reoffer Price:	100.000%
All-In Price to Issuer:	100.000%
Net Proceeds: $10,000,000
Coupon Payment Dates: Semi-annually on the 12th of April and October subject to no adjustment in accordance with Following Business Day Convention Initial Coupon Payment Date: October 12, 2006
Denominations: Minimum of $10,000 then $1,000 thereafter
Day Count: 30/360
MTN Agent: Merrill Lynch
Form of Note: Book entry
Business Day Convention: New York
Call dates: April 12, 2010 and at each semi-annual payment date thereafter, with 10 calendar days notice
Call Price: 100%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free:
Merrill Lynch 1-866-500-5408.